                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    FILED BY THE REGISTRANT /X/
    FILED BY A PARTY OTHER THAN THE REGISTRANT / /

    CHECK THE APPROPRIATE BOX:
    / /  PRELIMINARY PROXY STATEMENT
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
    /X/  DEFINITIVE PROXY STATEMENT
    / /  DEFINITIVE ADDITIONAL MATERIALS
    / /  SOLICITING MATERIAL PURSUANT TO SECTION240.14A-11(C) OR
         SECTION240.14A-12

                                   WPS RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  NO FEE REQUIRED.
/ /  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1)
     AND 0-11.
     (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
         -----------------------------------------------------------------------
     (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
         -----------------------------------------------------------------------
     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
         -----------------------------------------------------------------------
     (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
         -----------------------------------------------------------------------
     (5) TOTAL FEE PAID:
         -----------------------------------------------------------------------
/ /  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
     (1) AMOUNT PREVIOUSLY PAID:
         -----------------------------------------------------------------------
     (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
         -----------------------------------------------------------------------
     (3) FILING PARTY:
         -----------------------------------------------------------------------
     (4) DATE FILED:
         -----------------------------------------------------------------------

                           WPS RESOURCES CORPORATION
    700 NORTH ADAMS STREET, P. O. BOX 19001, GREEN BAY, WISCONSIN 54307-9001

March 20, 1997

Dear WPS Resources Corporation Shareholder:

You are cordially invited to attend the 1997 Annual Shareholders Meeting which will be held at 10:30 A.M., on Thursday, May 1, 1997, at the Regency Conference Center, 333 Main Street, Green Bay, Wisconsin. Free parking will be available in a Company parking lot, located directly north of the Center, on Elm Street.

The formal Notice of Annual Meeting of Shareholders and Proxy Statement which appear on the following pages provide information concerning matters to be considered. At the meeting, we will report on the Company's progress, plans, and prospects, and respond to your questions and comments.

We hope for a large attendance either in person or by proxy. Whether you own many shares or only a few, your presence or your proxy is important in making up the total number of shares necessary to transact business at the meeting.

IF YOU ARE UNABLE TO ATTEND, PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Sincerely,

         [SIGNATURE]

DANIEL A. BOLLOM
Chairman and
Chief Executive Officer

                           WPS RESOURCES CORPORATION
    700 NORTH ADAMS STREET, P. O. BOX 19001, GREEN BAY, WISCONSIN 54307-9001
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1997
                             ---------------------

TO THE SHAREHOLDERS OF WPS RESOURCES CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WPS Resources Corporation, a Wisconsin corporation (the "Company"), will be held on Thursday, May 1, 1997, at 10:30 A.M., CDT, at the Regency Conference Center, 333 Main Street, Green Bay, Wisconsin for the following purposes:

        1. To elect three directors of Class C to hold office until the Annual Meeting of Shareholders in 2000 or until their successors have been elected and qualified.

        2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 12, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

    Even if you plan to attend the Annual Meeting, please complete, date, and sign the enclosed proxy and mail it promptly in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person. Your attention is directed to the attached Proxy Statement.

                                           WPS RESOURCES CORPORATION

                                                  [SIGNATURE]

                                           FRANCIS J. KICSAR
                                           SECRETARY

Green Bay, Wisconsin
March 20, 1997

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN AND DATE THE ENCLOSED PROXY WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS, AND RETURN IMMEDIATELY.

                                                                  March 20, 1997

                                PROXY STATEMENT
                           WPS RESOURCES CORPORATION

    700 NORTH ADAMS STREET, P. O. BOX 19001, GREEN BAY, WISCONSIN 54307-9001

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1997

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of WPS Resources Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Thursday, May 1, 1997 at 10:30 A.M., CDT, at the Regency Conference Center, 333 Main Street, Green Bay, Wisconsin and at any adjournment thereof ("Meeting") for the purposes set forth in the Notice of Annual Meeting of Shareholders and in this Proxy Statement.

    Only shareholders of record as of the close of business on March 12, 1997 ("Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, the Company's outstanding voting securities consisted of 23,896,962 shares of Common Stock. The record holder of each outstanding share of Common Stock as of the Record Date is entitled to one vote per share with respect to each proposal submitted for consideration at the Meeting. The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the accompanying form of proxy were first mailed to shareholders on or about March 20, 1997.

    A proxy, in the enclosed form, which is properly executed, duly returned to the Company, and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the proxy, the shares represented thereby will be voted FOR the indicated nominees for directors and on such other business or matters which may properly come before the Meeting in accordance with the best judgment of the persons named in the proxy. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Each proxy granted may be revoked by the person giving it at any time before the exercise thereof by giving written notice to such effect to the Secretary of the Company, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

    On December 12, 1996, the Board of Directors of the Company approved the issuance to shareholders as of December 16, 1996, of a dividend of one common share purchase right (a "Right") for each outstanding share of the Company's Common Stock. The Rights are not presently exercisable, but ten days after a person or group acquires 15% or more of the Company's Common Stock or ten business days (subject to extension) after a person or group announces a tender offer to acquire at least 15% of the Company's Common Stock, the Rights will become exercisable. Such Rights will entitle each holder of Common Stock of the Company to purchase one share of authorized but unissued Common Stock of the Company for each Right. The exercise price of each Right is $85. Upon the acquisition by any person or group of 15% or more of the Common Stock of the Company, each Right, other than Rights held by an acquiring party, will entitle the holder to purchase, at the exercise price, Common Stock of the Company having a market value of two times the exercise price. The Rights Agreement excludes from the effects thereof the inadvertent acquisition of 15% or more of the Company's Common Stock, provided there is prompt divestment to less than 15%. The Rights may be redeemed or may, under certain circumstances, be exchanged for shares of Common Stock of the Company, all as provided and subject to the limitations set forth in the agreement setting forth the terms of the Rights; otherwise, such rights expire on December 11, 2006. None of the shareholdings or percentages of outstanding shares reported in this proxy statement reflect the Rights or shares of Common Stock which may be purchased upon the exercise of the Rights. The Company has prepared a Summary of Rights to Purchase Common Shares, a copy of which is available free of charge from the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    No person is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Set forth below is a tabulation indicating, as of January 1, 1997, the shares of the Company's equity securities beneficially owned by the five named executives in the Summary Compensation Table, each nominee and director, and all directors and officers of the Company as a group. No officer or director owns more than 1% of any class of the Company's equity securities.

                                                                     AMOUNT AND NATURE OF
       TITLE OF CLASS                NAME OF BENEFICIAL OWNER        OWNERSHIP (1)(2)(3)
-----------------------------  ------------------------------------  --------------------
Common Stock, $1.00 Par        Daniel A. Bollom                               10,113(4)
 Value per share               Larry L. Weyers                                 3,177
                               Patrick D. Schrickel                            2,664
                               Clark R. Steinhardt                             4,595
                               J. Gus Swoboda                                  5,915
                               A. Dean Arganbright                             2,010
                               Sister M. Lois Bush                               500(5)
                               James L. Kemerling                              1,108
                               Richard A. Bemis                                1,686
                               Robert C. Gallagher                             2,961
                               Michael S. Ariens                               3,340(6)
                               Kathryn M. Hasselblad-Pascale                   3,111(7)
                               All directors and officers as a
                                group (21)                                    68,501(8)

------------------------

 (1) None of the persons listed beneficially owns shares of any other class of equity securities of the Company or its subsidiaries, except Mr. Arganbright's spouse who owns 10 shares of Preferred Stock 5% Series ($100 par value) of Wisconsin Public Service Corporation ("WPSC").

 (2) In each case, the indicated owner has sole voting power and sole investment power with respect to the shares shown in this column except as noted.

 (3) Includes shares of common stock held in the Wisconsin Public Service Corporation Employee Stock Ownership Plan and Trust ("ESOP"), and the Wisconsin Public Service Corporation Deferred Compensation Trust ("Deferred Compensation Trust").

 (4) Includes 525 shares held in survivorship marital property.

 (5) Owned by Sisters of the Sorrowful Mother of which Sister M. Lois Bush is a member.

 (6) Includes 2,089 shares held by M&M Ariens, Inc.

 (7) Includes 852 shares owned by spouse.

 (8) Includes shares described in notes (1) through (7) and 276 shares held in joint tenancy.

                       NOMINEES FOR ELECTION AS DIRECTORS

    Pursuant to the Restated Articles and the By-Laws of the Company, the Board consists of nine directors and is divided into three classes of three directors each, with one class being elected each year for a term of three years. Accordingly, it is proposed that the three nominees listed below be elected to serve as Class C directors for three-year terms to expire at the 2000 Annual Meeting of Shareholders and upon the election and qualification of their successors. Michael S. Ariens, Kathryn M. Hasselblad-Pascale, and Larry L. Weyers are presently Class C directors whose terms expire at this year's Annual Meeting, and who have been nominated for re-election.

    Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Under Wisconsin law, cumulative voting for directors is permitted but is not presently provided for in the Company's Restated Articles of Incorporation.

    Certain information about the three nominees for such directorships is set forth below. It is intended that the proxies solicited on behalf of the Board will be voted for the following nominees. The Board has no reason to believe that any of these nominees will be unable or unwilling to serve as a director if elected, but if any nominee should be unable or unwilling to serve, the shares represented by proxies solicited by the Board will be voted for the election of such other person as the Board may recommend in place of such nominee.

                  NOMINEES -- CLASS C -- TERM EXPIRING IN 2000

                                                                                                     DIRECTOR
                NAME                      AGE                   PRINCIPAL OCCUPATION                   SINCE
------------------------------------      ---      -----------------------------------------------  -----------
Michael S. Ariens (1)(3)(4)               65       Chairman, Ariens Company, Brillion, WI                 1974
                                                    (manufacturer of outdoor power equipment)
Kathryn M. Hasselblad-Pascale             49       Partner, Hasselblad Machine Company, LLP, Green        1987
 (2)(3)(4)                                          Bay, WI (manufacturer of automatic screw
                                                    machine products)
Larry L. Weyers                           51       President and Chief Operating Officer of the           1996
                                                    Company

------------------------

(1) Member of Strategic Action Planning Committee.

(2) Member of Shareholder Committee.

(3) Member of Audit Committee.

(4) Member of Nominating Committee.

    Each of the nominees has served in the same or another position with the employer indicated for at least five years.

    The following tables set forth certain information about Class A and Class B directors who are not standing for election in 1997.

                        CLASS A -- TERM EXPIRING IN 1998

                                                                                                     DIRECTOR
                NAME                      AGE                   PRINCIPAL OCCUPATION                   SINCE
------------------------------------      ---      -----------------------------------------------  -----------
Richard A. Bemis (3)(4)                   55       President and Chief Executive Officer, Bemis           1983
                                                    Manufacturing Company, Sheboygan Falls, WI
                                                    (manufacturer of toilet seats, contract
                                                    plastics, and wood products)
Daniel A. Bollom                          60       Chairman and Chief Executive Officer of the            1989
                                                    Company
Robert C. Gallagher (2)(3)(4)(5)          58       Chairman and Chief Executive Officer,                  1992
                                                    Associated Bank, Green Bay, WI;
                                                    Vice Chairman, Associated Banc-Corp, Green
                                                    Bay, WI

                        CLASS B -- TERM EXPIRING IN 1999

                                                                                                     DIRECTOR
                NAME                      AGE                   PRINCIPAL OCCUPATION                   SINCE
------------------------------------      ---      -----------------------------------------------  -----------
A. Dean Arganbright (1)(2)(3)(5)          66       Retired Chairman, President, and Chief                 1972
                                                    Executive Officer, Wisconsin National Life
                                                    Insurance Company, Oshkosh, WI
Sister M. Lois Bush, SSM (1)(3)           52       Chief Executive Officer, Ministry Health Care,         1993
                                                    Inc., Milwaukee, WI (a health care delivery
                                                    system)
James L. Kemerling (1)(2)(3)(5)           57       Consultant, Wausau, WI, 1996; Chairman,                1988
                                                    President, and Chief Executive Officer, The
                                                    Specialty Packaging Group, Inc., Wausau, WI
                                                    (manufacturer of composite cans), 1994-1996;
                                                    President and Chief Executive Officer,
                                                    Shade/Allied Inc., Green Bay, WI (manufacturer
                                                    of business forms), 1990-1994

------------------------

(1) Member of Strategic Action Planning Committee.

(2) Member of Shareholder Committee.

(3) Member of Audit Committee.

(4) Member of Nominating Committee.

(5) Member of Compensation Committee.

    Each of the Class A and Class B directors, except Mr. Kemerling, has served in the same or another position with the employer indicated for at least five years.

    Other directorships held by the directors include the following:

    Richard A. Bemis -- W. H. Brady Company, Milwaukee, WI

    Robert C. Gallagher -- Associated Banc-Corp, Green Bay, WI

    Michael S. Ariens -- David White, Inc., Germantown, WI

    During 1996, the Board met eight times. All directors attended more than 75% of the total number of meetings, including meetings of committees of which they are members.

    Non-employee director remuneration consists of a monthly fee of $1,292, and $825 or $200, respectively, for each Board meeting attended or for each telephonic meeting. Non-employee director remuneration also consists of $750 for each Board committee meeting attended. Employee directors receive no compensation for their services as directors.

    The Compensation Committee, which is composed of three non-employee directors, met two times during 1996. Its function is to recommend to the Board the compensation to be paid to officers and selected managerial personnel.

    The Nominating Committee, which consists of four non-employee directors, recommends to the Board candidates to be nominated for election as directors at the Annual Meeting and to fill any vacancies on the Board. The Nominating Committee also approves officer changes. The Nominating Committee met one time in 1996. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company no later than November 1, in order to be considered for the Annual Meeting in the following year.

    The Audit Committee, which includes all non-employee directors, met two times during 1996. Its duties and responsibilities include, but are not necessarily limited to, the following:

    (1) To recommend annually a firm of independent public accountants.

    (2) To approve the services to be performed by the independent public accountants.

    (3) To review the reports and comments of the audit services department and independent public accountants and to recommend such action as is appropriate to the Board.

    The Shareholder Committee, which consists of four non-employee directors, considers issues of strategic interest to shareholders. The Shareholder Committee met four times in 1996.

    The Strategic Action Planning Committee, which consists of four non-employee directors, reviews and provides input into the Company's Strategic Plans. The Strategic Action Planning Committee met one time in 1996.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of statements of beneficial ownership and of changes therein furnished to the Company during and with respect to the 1996 calendar year and written representations made to the Company, the management has concluded that no person who at any time during 1996 was a director or officer of the Company failed to file with the Securities and Exchange Commission, on a timely basis, reports of beneficial ownership of the Company's securities required by Section 16(a) of the Securities and Exchange Act of 1934, as amended.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the total compensation paid by the Company and its subsidiaries for all services rendered during 1996, 1995, and 1994 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company or its subsidiaries who perform policy-making functions for the Company.


                                                                      LONG TERM COMPENSATION
                                  ANNUAL COMPENSATION (3)              AWARDS            PAYOUTS
                                                     (E)          (F)         (G)                        (I)
                                                 OTHER ANNUAL  RESTRICTED  SECURITIES                 ALL OTHER
         (A)                     (C)       (D)     COMPEN-       STOCK     UNDERLYING      (H)         COMPEN-
       NAME AND         (B)     SALARY    BONUS     SATION      AWARD(S)    OPTIONS/   LTIP PAYOUTS     SATION
  PRINCIPAL POSITION    YEAR     ($)       ($)      ($)(4)        ($)       SARS (#)       ($)          ($)(5)
----------------------  ----  ----------  -----  ------------  ----------  ----------  ------------  ------------

Daniel A. Bollom        1996  214,728.38  0.00        598.00     0.00         0.00          0.00       160,168.50
 Chairman and           1995  291,582.00  0.00      5,398.98     0.00         0.00          0.00        42,770.04
 Chief Executive        1994  273,662.25  0.00     10,543.74     0.00         0.00          0.00        50,229.14
 Officer (1)

Larry L. Weyers         1996  171,402.30  0.00      8,051.52     0.00         0.00          0.00        45,187.65
 President and          1995  134,720.34  0.00      4,984.49     0.00         0.00          0.00        21,484.68
 Chief Operating        1994  118,914.18  0.00         83.87     0.00         0.00          0.00        20,662.68
 Officer (1)

Patrick D. Schrickel    1996  157,019.17  0.00      3,424.84     0.00         0.00          0.00        37,407.12
 Executive              1995  159,477.00  0.00      3,256.72     0.00         0.00          0.00        20,840.08
 Vice President (1)     1994  150,553.50  0.00      3,417.54     0.00         0.00          0.00        23,325.59

Clark R. Steinhardt     1996  132,282.96  0.00      7,372.40     0.00         0.00          0.00        65,172.23
 Senior                 1995  156,933.00  0.00      4,763.61     0.00         0.00          0.00        23,259.79
 Vice President (2)     1994  148,012.47  0.00      1,644.64     0.00         0.00          0.00        27,769.60

Jelmer G. Swoboda       1996  124,261.78  0.00      8,950.18     0.00         0.00          0.00        73,162.61
 Senior                 1995  161,922.96  0.00      8,871.37     0.00         0.00          0.00        21,417.98
 Vice President (2)     1994  153,193.02  0.00      8,898.91     0.00         0.00          0.00        23,877.90

------------------------------

(1) Officer of both the Company and WPSC.

(2) Officer of WPSC.

(3) Compensation deferred at election of executive (exclusive of deferred amounts treated as if fully invested in Company Common Stock included in column (i)) includable under Salary for year earned.

(4) These amounts reflect the following: spouse expense, flexible spending account refunds, taxable meals, imputed lodge income, insurance reimbursements, and vacation and holiday pay. Perquisites that exceed 25% of the total perquisites are as follows: Vacation/Holiday payments for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda were $0, $8,051.52, $2,924.20, $6,993.84, and $8,610.62, respectively, for 1996; $4,697.85, $4,623.43,
    $2,562.32, $3,153.97, and $8,437.22, respectively, for 1995; and $9,934.21,
    $0, $2,685.69, $0, and $8,563.76, respectively, for 1994. Spouse expense payments for Bollom and Steinhardt were $464.00 and $1,231.26, respectively, in 1996 and 1994, respectively. An insurance reimbursement for Weyers was $81.57 in 1994.

(5) These amounts reflect WPSC contributions under the ESOP for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda of $2,937.39, $2,937.39, $2,937.39,
    $2,830.16, and $2,766.11, respectively, for 1996; $2,485.02, $2,372.20,
    $2,425.12, $2,385.57, and $2,436.75, respectively, for 1995; and $1,614.15,
    $1,466.13, $1,562.01, $1,534.20, and $1,568.38, respectively, for 1994.
    Above Market Deferred Compensation Interest for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda was $42,339.96, $15,316.11, $16,109.98, $21,979.77,
    and $16,840.05, respectively, for 1996; $18,278.31, $9,539.05, $6,952.54,
    $9,659.88, and $7,291.57, respectively, for 1995; and $28,027.64,
    $10,734.56, $10,904.85, $15,550.48, and $11,204.97, respectively, for 1994.
    Supplemental Retirement Benefits for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda were $410, $261, $177, $178, and $173, respectively, for 1996; $335, $100, $152, $153, and $150, respectively, for 1995; and $357, $85,
    $162, $198, and $161, respectively, for 1994. Retirement Plan Supplement for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda was $982, $102, $191, $59, and $365, respectively, for 1996; $1,261, $43, $147, $76, and $205, respectively, for 1995; and $1,074, $53, $158, $126, and $220, respectively, for 1994. Deferred Compensation (not deferred at the election of the executive) for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda was $21,472.75, $12,951.61, $11,449.35, $11,279.05, and $11,597.85,
    respectively, for 1996. Deferred Compensation (deferred at the election of the executive and treated as if fully invested in Company Common Stock) for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda was $92,026.40, $13,619.54, $6,542.40, $28,846.25, and $41,420.60, respectively, for 1996.
    Included in column (i), for the first time in 1996, were deferred compensation amounts not deferred at the election of the executive and included in column (e) in previous Proxy Statements (except for Weyers whose deferred compensation was not included in a previous Proxy Statement) for Bollom, Weyers, Schrickel, Steinhardt, and Swoboda $20,410.71, $9,430.43, $11,163.42, $10,985.34, and $11,334.66, respectively, for 1995; and
    $19,156.35, $8,323.99, $10,538.73, $10,360.92, and $10,723.55 for 1994.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
                   WPS Resources Corporation (WPSR),
              S&P 500 Index, and Edison Electric Institute
                        (EEI) 100 Index (2)

                                                            S&P
                                                            500        EEI
Years                                            WPSR      Index      Index
1991                                            $ 100      $ 100      $ 100
1992                                              119        108        108
1993                                              133        118        120
1994                                              112        120        106
1995                                              152        165        139
1996                                              135        203        140
Assumes $100 invested on December 31, 1991
in WPSR Common Stock, S&P 500
Index, and EEI 100 Index.
(1) Total return assumes reinvestment of dividends.
(2) The following companies are included in the EEI 100 Index:

    SCECORP and Southern Indiana Gas & Electric Company, which were included in the EEI 100 Index for 1995, are included in the EEI 100 Index for 1996 as Edison International and SIGECORP, respectively. El Paso Electric Company, which was included in the EEI 100 Index for 1995 is not included in the Index for 1996.

ALLEGHENY POWER SYSTEM INC

AMERICAN ELECTRIC POWER INC

ATLANTIC ENERGY INC

BALTIMORE GAS & ELEC CO

BANGOR HYDRO-ELEC CO

BLACK HILLS CORP

BOSTON EDISON CO

CAROLINA POWER & LIGHT CO

CENTERIOR ENERGY CORP

CENTRAL & SOUTH WEST CORP

CENTRAL HUDSON GAS & ELEC

CENTRAL LOUISIANA ELEC CO INC

CENTRAL MAINE POWER CO

CENTRAL VERMONT PUB SVC CORP

CILCORP INC

CINERGY CORP

CIPSCO INC

CMS ENERGY CORP

COMMONWEALTH ENERGY SYSTEM

CONSOLIDATED EDISON CO OF NY

DELMARVA POWER & LIGHT CO

DOMINION RESOURCES INC

DPL INC

DQE INC

DTE ENERGY

DUKE POWER INC

EASTERN UTILITIES ASSOC

EDISON INTERNATIONAL

EMPIRE DISTRICT ELEC CO

ENOVA CO

ENTERGY CORP

ESELCO INC

FLORIDA PROGRESS CORP

FPL GROUP INC

GENERAL PUBLIC UTIL CORP

GREEN MOUNTAIN POWER CORP

HAWAIIAN ELEC IND INC

HOUSTON IND INC

IDAHO POWER CO

IES INDUSTRIES INC

ILLINOVA CORP

INTERSTATE POWER CO

IPALCO ENTERPRISES INC

KANSAS CITY POWER & LIGHT CO

KU ENERGY CORP

LG&E ENERGY CORP

LONG ISLAND LIGHTING CO

MADISON GAS & ELEC CO

MAINE PUBLIC SVC CO

MID AMERICAN ENERGY

MINNESOTA POWER

MONTANA POWER INC

NEVADA POWER CO

NEW ENGLAND ELEC SYSTEM

NEW YORK STATE ELEC & GAS CORP

NIAGARA MOHAWK POWER CORP

NIPSCO INDUSTRIES INC

NORTHEAST UTILITIES

NORTHERN STATES POWER CO

NORTHWESTERN PUBLIC SVC CO

OHIO EDISON CO

OKLAHOMA GAS & ELEC CO

ORANGE & ROCKLAND UTIL INC

OTTER TAIL POWER CO

PACIFIC GAS & ELEC CO

PACIFICORP

PPL RESOURCES

PECO ENERGY

PINNACLE WEST CAPITAL GROUP

PORTLAND GENERAL CORP

POTOMAC ELEC POWER CORP

PUBLIC SERVICE CO OF COLORADO

PUBLIC SERVICE CO OF NEW MEXICO

PUBLIC SERVICE ENTERPRISE GROUP

PUGET SOUND POWER & LIGHT CO

ROCHESTER GAS & ELEC CORP

SCANA CORP

SIERRA PACIFIC RESOURCES

SOUTHERN CO

SIGECORP

SOUTHWESTERN PUBLIC SVC CO

ST. JOSEPH LIGHT & POWER CO

TECO ENERGY INC

TEXAS UTILITIES CO

TNP ENTERPRISES INC

TUCSON ELECTRIC POWER CO

UNICOM INC

UNION ELECTRIC CO

UNITED ILLUMINATING CO

UNITIL CORP

UPPER PENINSULA ENERGY CORP

UTILICORP UNITED

WASHINGTON WATER POWER CO

WESTERN RESOURCES

WISCONSIN ENERGY CORP

WPS RESOURCES

WPL HOLDINGS INC

                      BOARD COMPENSATION COMMITTEE REPORT

    The Company maintains a market-based executive compensation plan for the Chairman and Chief Executive Officer and the other executive officers of the Company and its subsidiaries. The pay plan is designed to support the Company's vision and mission statements and its commitment to a quality management philosophy. Pay advancement is based on the relationship between the executive's salary and the compensation range of the assigned pay grade. The pay plan is designed to bring executives to their target compensation rates (the maximum compensation range values) over a ten-year period. The minimum range values are 80% of the maximum compensation range values. Those farther below the target compensation rates receive larger salary increases than those closer to the target compensation rates. If an executive is promoted to a higher-rated position, a promotional increase is provided at the time of the change in duties. Although compensation levels for 1996 were not adjusted to reflect actual or projected financial results, the Compensation Committee reserves the right to recommend revised compensation levels after considering all of the future qualitative and quantitative facts and circumstances surrounding actual or projected financial results.

    The Compensation Committee met on September 12, 1996 to address the compensation of the Chairman and Chief Executive Officer and all other executive officers of the Company and its subsidiaries. The result is new compensation ranges for each pay grade and new salary levels which became effective October 6, 1996. The new compensation range for the Chairman and Chief Executive Officer is $352,598 to $440,748. The Chairman and Chief Executive Officer's annual salary, effective October 6, 1996, was set at $373,683. The new rate is intended to bring the annual salary closer to the target compensation rate of $440,748 which is approximately 50% of the median total compensation of chairmen and chief executive officers as reported in a compensation survey completed for the Company by Ernst & Young. Although the survey results support significantly higher compensation for the Chairman and Chief Executive Officer, other factors were considered in determining the approved target compensation rate. These factors include the widespread use of incentive pay practices at other companies which are not part of Company compensation practices for executives and the concern over rising executive compensation levels in American business. The survey included fiscal year 1995 compensation for both utility and industrial companies with revenues generally comparable to those of the Company. Many of the utilities are members of the EEI 100 Index group listed in Note 2 to the Comparison of Five-Year Cumulative Total Return Table set forth above. The composition of the two groups, however, is not identical. The Chairman and Chief Executive Officer's salary of $373,683 is 92.8% and 41.3%, respectively, of the median base salary of $402,500 and the median total compensation of $905,220 reported in the survey.

    The compensation range for the Chairman and Chief Executive Officer during the period January 1, 1996 to October 5, 1996 was $271,308 to $339,132. The Chairman and Chief Executive Officer's annual salary in effect for the same period was $305,361. The target compensation rate of $339,132 was based on 1995 median base salaries, which exclude incentive and other forms of cash compensation, reported to the EEI by utilities with revenues generally comparable to those of the Company. Many of the utilities are members of the EEI 100 Index group listed in Note 2 to the Comparison of Five-Year Cumulative Total Return Table set forth above. The composition of the two groups, however, is not identical. The Chairman and Chief Executive Officer's salary of $305,361 was 77.1% and 45.4%, respectively, of the median base salary of $396,045 and the median total compensation of $671,957 reported in the survey.

    The primary differences in determining the Chairman and Chief Executive Officer's old and new compensation levels are (1) the old comparisons were only made to base salary levels while the new comparisons were made to total compensation levels which include not only base salary but also short-term and long-term incentives, and (2) a change from a utility industry compensation survey to a survey which included compensation from both utility and industrial companies.

    The Company and its subsidiaries have considered the implications of Section 162(m) of the Internal Revenue Code (the "Code") regarding the deductibility of annual executive compensation over $1,000,000. The compensation levels for officers of the Company and its subsidiaries fall well below this level and, hence, the provisions of Section 162(m) of the Code have not affected the compensation program of the Company.

                                           A. Dean Arganbright
                                           Robert C. Gallagher
                                           James L. Kemerling

                                 BENEFIT PLANS

    The WPS Resources Corporation Deferred Compensation Plan ("Deferred Compensation Plan") is available to designated executives, including each of the five named senior officers. The plan consists of the following components: (1) Mandatory Salary Deferrals; (2) Voluntary Salary Deferrals; (3) Death Benefit;
(4) Protection of Qualified Pension Benefit; and (5) Supplemental Retirement Benefits.

    MANDATORY SALARY DEFERRALS. Payment of a portion (currently 7%) of the compensation for each of the five named senior officers is credited to the Deferred Compensation Plan in lieu of being paid directly to the officer. The amount deferred is credited to the Stock Account and treated as if fully invested in Company Common Stock.

    VOLUNTARY SALARY DEFERRALS. Additionally, each of the five named senior officers may elect to defer up to 30% of their compensation for any year and have such amount credited, for recordkeeping purposes, to the Deferred Compensation Plan. In accordance with advance elections made by each officer, Voluntary Salary Deferrals are credited to the Stock Account as described above with respect to Mandatory Salary Deferrals, or the amounts are credited to a Reserve Account. Amounts in the Reserve Account are credited with earnings, generally at the greater of 6% per annum or a rate equal to 70% of the Company's return on common shareholder equity. (Voluntary Salary Deferrals made prior to January 1, 1996 are credited with a higher earnings rate.) The Compensation Committee may revise the earnings rate applicable to the Reserve Account or the manner in which the rate is calculated, but the rate may not be reduced below 6% per annum. In addition, the Compensation Committee may permit an officer to defer in excess of 30% of the officer's salary, but amounts in excess of the 30% threshold are automatically credited to the Reserve Account.

    DEATH BENEFIT. A special death benefit will be provided if any of the five named senior officers dies prior to age 65 if at the time of the officer's death Mandatory and/or Voluntary Salary Deferrals are being credited to the officer's account. The benefit is an amount equal to the amount of additional deferrals and earnings that would have been credited to the officer's account had deferrals (and earnings assuming that deferrals were credited to the Reserve Account) continued through age 65 at the rate in effect at the time of the officer's death. The special death benefit is payable in 15 annual installments. The benefit is a fixed amount which does not accrue earnings on the undistributed balance.

    PROTECTION OF QUALIFIED PENSION BENEFIT. The Deferred Compensation Plan will provide a benefit to each of the five named senior officers to the extent that the officer's benefits under the Wisconsin Public Service Corporation Administrative Retirement Plan ("Pension Plan") are limited because of certain legal restrictions. See the description of the Wisconsin Public Service Corporation Administrative Retirement Plan below.

    SUPPLEMENTAL RETIREMENT BENEFITS. The Deferred Compensation Plan provides to each of the 5 named senior officers, upon retirement on or after age 60 (or earlier retirement with the written approval of the Compensation Committee), monthly payments equal to 20% of the highest average monthly compensation received during any 36 consecutive month period of employment. Such payments continue for 10 years after retirement. If the officer dies during the 10-year period, the officer's surviving spouse will receive 50% of such payments for the remainder of the 10-year period. If the officer dies while employed, the surviving spouse will receive, for a 10-year period, 50% of the amount that would have been paid to the officer had he retired on his date of death (disregarding, for this purpose, the age 60 eligibility requirement). Payments terminate if neither the officer nor spouse is living, even if 120 monthly payments have not been made.

    The following table indicates the annual Supplemental Retirement Benefit that would be payable during the 10-year period to each of the 5 named senior officers (assuming that each executive had retired on December 31, 1996 and disregarding, for this purpose, the age 60 eligibility requirement in the case of any officer who has not yet attained age 60).

    HIGHEST AVERAGE MONTHLY
 COMPENSATION RECEIVED DURING
   ANY 36 CONSECUTIVE MONTHS
        PRIOR TO AGE 65          ANNUAL BENEFITS PAYABLE
-------------------------------  ------------------------
           $  15,000                    $   36,000
              16,000                        38,400
              17,000                        40,800
              18,000                        43,200
              19,000                        45,600
              20,000                        48,000
              21,000                        50,400
              22,000                        52,800
              23,000                        55,200
              24,000                        57,600
              25,000                        60,000
              26,000                        62,400
              27,000                        64,800
              28,000                        67,200
              29,000                        69,600
              30,000                        72,000
              31,000                        74,400
              32,000                        76,800

    The Deferred Compensation Plan contains several provisions that take effect in the event of a Change in Control of the Company or WPSC.

    First, upon a Change in Control, a revised minimum earnings rate for Voluntary Salary Deferrals becomes applicable. The minimum rate is the greater of 6% per annum or a rate equal to two percentage points above the prime lending rate of Firstar Bank-Milwaukee, Milwaukee, Wisconsin. Second, the Supplemental Retirement Benefit becomes immediately vested, even if the officer terminates employment prior to retirement. Third, contributions to the Deferred Compensation Trust, which are discretionary prior to a Change in Control, are required in an amount sufficient to fund the benefits accrued by participants in the Deferred Compensation Plan through the funding date. Assets in the Deferred Compensation Trust remain subject to the claims of creditors, but may not, following a Change in Control, be withdrawn by the Company or WPSC.

    A Change in Control means any of the following events:

    (i) approval by the shareholders of the Company of a merger or consolidation of the Company or WPSC with or into another corporation if neither the Company nor any of its subsidiaries will be the surviving corporation, or the disposition of all or substantially all of the Company's or WPSC's assets to another corporation, person, or other entity (other than the Company or any of its subsidiaries);

    (ii) the acquisition by any person (other than the Company or any of its subsidiaries, the ESOP, or the Deferred Compensation Trust) of beneficial ownership of 15% or more of the voting power of the shares of the then outstanding capital stock of the Company or WPSC;

    (iii) during any consecutive two-year period a majority of the Board of the Company consists of persons who, were neither directors at the beginning of such period, nor persons whose nominations or elections were approved by a vote of two-thirds of the directors then in office;

    (iv) a loss of 15% or more of the customers of WPSC resulting from the exercise of statutorily granted condemnation powers by any government entity.

    WPSC maintains the Wisconsin Public Service Corporation Administrative Employees Savings Plan ("Savings Plan") and the ESOP, in which substantially all employees of WPSC, including the five named senior officers, are eligible to participate.

    Under the Savings Plan, each participant may defer, in accordance with applicable tax law limits, a portion of his or her compensation and have the deferred amount deposited as a pre-tax contribution to the Savings Plan.

    The ESOP has entered into a loan guaranteed by WPSC the proceeds of which were used to purchase the Common Stock of the Company. Each year, shares become available under the ESOP for allocation to participants in proportion to the percentage of the outstanding loan that has been repaid during that year. The shares available under the ESOP as of the close of any year are allocated among those participants who for that year made pre-tax contributions to the Savings Plan.

    The Wisconsin Public Service Corporation Administrative Employees' Retirement Plan ("Pension Plan"), under which executive officers are included, is a non-contributory defined benefit plan under which contributions on behalf of a specified participant cannot be individually calculated. Since the Pension Plan is in a fully funded position, no contributions were made to it in 1996. Straight-line benefits at the normal retirement age of 65 (with a 50% benefit payable to a surviving spouse, actuarially reduced for any age differences) are determined by the average of the 5 highest years compensation in the last 10 years, times 55%, times years of service up to 35, divided by 35, plus .5% of such average compensation, times years of service exceeding 35, less an offset for a portion of Social Security benefits. Employees who were employed prior to 1982 would qualify for the higher of the current pension formula or a grandfathered formula which is 1.5% of the final average pay times years of service limited by 50% of final average pay less a Social Security offset. The following table shows the annual retirement benefits payable at the normal retirement age of 65 for specified remunerations and years of service under the provisions of the Pension Plan in effect December 31, 1996, and assuming retirement on that date:

                               PENSION PLAN TABLE
                         ANNUAL RETIREMENT BENEFITS AT
                       NORMAL RETIREMENT AGE OF 65 YEARS
                         FOR YEARS OF SERVICE INDICATED

 AVERAGE ANNUAL
  REMUNERATION
 HIGHEST 5 YEARS    15 YEARS     20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
-----------------  -----------  ----------  ----------  ----------  ----------  ----------
   $   160,000      $  36,000   $   48,000  $   60,000  $   72,000  $   80,512  $   84,512
       170,000         38,250       51,000      63,750      76,500      86,012      90,262
       180,000         40,500       54,000      67,500      81,000      91,512      96,012
       190,000         42,750       57,000      71,250      85,500      97,012     101,762
       200,000         45,000       60,000      75,000      90,000     102,512     107,512
       210,000         47,250       63,000      78,750      94,500     108,012     113,262
       220,000         49,500       66,000      82,500      99,000     113,512     119,012
       230,000         51,750       69,000      86,250     103,500     119,012     124,762
       240,000         54,000       72,000      90,000     108,000     124,512     130,512
       250,000         56,250       75,000      93,750     112,500     130,012     136,262
       260,000         58,500       78,000      97,500     117,000     135,512     142,012
       270,000         60,750       81,000     101,250     121,500     141,012     147,762
       280,000         63,000       84,000     105,000     126,000     146,512     153,512
       290,000         65,250       87,000     108,750     130,500     152,012     159,262
       300,000         67,505       90,007     112,509     135,010     157,512     165,012
       310,000         69,862       93,150     116,437     139,725     163,012     170,762
       320,000         72,219       96,293     120,366     144,439     168,512     176,512
       330,000         74,577       99,435     124,294     149,153     174,012     182,262
       340,000         76,934      102,578     128,223     153,867     179,512     188,012
       350,000         79,291      105,721     132,151     158,582     185,012     193,762
       360,000         81,648      108,864     136,080     163,296     190,512     199,512

    Compensation for pension purposes differs from the amounts in the annual compensation columns of the Summary Compensation Table for all five executive officers named. Messrs. Bollom, Weyers, Schrickel, Steinhardt, and Swoboda had 1996 pensionable compensation of $328,227, $199,668, $177,935, $177,304, and
$182,303, respectively. Messrs. Bollom, Weyers, Schrickel, Steinhardt, and Swoboda have credited service under the Pension Plan as of December 31, 1996 of 39, 11, 31, 29, and 38 years, respectively. Benefit amounts in the table have been reduced for Social Security offsets.

    The annual benefits payable from the Pension Plan are subject to a maximum limitation ($125,000 for 1997) under Internal Revenue Code Section 415. In addition, the amount of compensation considered for purposes of the Pension Plan is limited ($160,000 for 1997) under Internal Revenue Code Section 401(a)(17). The Deferred Compensation Plan provides additional monthly benefits, including the five named senior executives, equal to any loss of benefit payments under the Pension Plan caused by the maximum benefit or compensation limitations and/or Mandatory and Voluntary Salary Deferrals under the Deferred Compensation Plan. These additional payments are made only while the officer or surviving spouse receives a monthly benefit from the Pension Plan. Benefit amounts shown in the table include projected payments to the officer under the Pension Plan and the additional payments for the loss of Pension Plan benefits as described in this paragraph. Amounts were accrued during 1996 for the unfunded future payment obligations.

                                 OTHER BUSINESS

    At the time this Proxy Statement went to press, the Company knew of no matters constituting a proper subject for action by the shareholders which would be presented at the Meeting, other than the election of directors. If any other matters are properly presented at the Meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

    Certain of the officers, directors, and employees of the Company may solicit proxies by correspondence, telephone, telegraph, or in person, but without extra compensation. The Company may reimburse banks, brokers, nominees, and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy soliciting material to and receiving proxies from the beneficial owners.

                                 ANNUAL REPORTS

    The Annual Report of the Company for the year 1996, including financial statements and the report of independent public accountants, Arthur Andersen LLP (which firm has been selected to continue to act in that capacity for the year
1997), was mailed to all shareholders in February of 1997 and to all persons who subsequently became shareholders of record prior to the close of business on the Record Date. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement if such representative desires to do so.

    THE COMPANY FILES A SEPARATE ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. A COPY OF FORM 10-K FOR THE YEAR 1996 (NOT INCLUDING EXHIBITS THERETO) WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF THE COMMON STOCK AS OF THE RECORD DATE FOR THIS ANNUAL MEETING AND WHO MAKES WRITTEN REQUEST FOR IT, ADDRESSED TO THE ATTENTION OF FRANCIS J. KICSAR, SECRETARY, 700 NORTH ADAMS STREET, P. O. BOX 19001, GREEN BAY, WISCONSIN 54307-9001.

                          FUTURE SHAREHOLDER PROPOSALS

    Any shareholder proposals intended for consideration at the 1998 Annual Meeting of Shareholders must be received by the Company by November 20, 1997.

                                           WPS RESOURCES CORPORATION

                                                   [SIGNATURE]

                                           FRANCIS J. KICSAR
                                           SECRETARY

                         PROXY -- WPS RESOURCES CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL SHAREHOLDERS MEETING -- MAY 1, 1997

   The undersigned hereby appoints Daniel A. Bollom and Francis J. Kicsar as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card and, in their discretion, upon such other business as may properly come before the meeting, all the shares of common stock of WPS Resources Corporation held of record by the undersigned on March 12, 1997, at the Annual Meeting of Shareholders to be held on May 1, 1997, at 10:30 a.m., CDT, or any adjournment thereof:

(This proxy is continued, and is to be signed and dated on the reverse side.)

    Please mark in oval in the following manner using dark ink only. / /
-------------------------------------------------------------------------------


                     For all nominees             Withhold
                       except those              authority
                      written in space            for all
                          at left                 nominees

                           / /                      / /

1. Election of Directors                        THIS PROXY, WHEN PROPERLY
   Michael S. Ariens, Kathryn M.                EXECUTED, WILL BE VOTED IN THE
   Hasselblad-Pascale, and Larry L. Weyers      MANNER DIRECTED HEREIN BY THE
                                                UNDERSIGNED SHAREHOLDER. IF NO
                                                DIRECTION IS MADE, THIS PROXY
                                                WILL BE VOTED FOR ALL NOMINEES.

(Instruction: To withhold authority             Please mark one box only in
to vote for any individual nominee,             the election of directors,
write that nominee's name in the                sign exactly as your name
space provided below.)                          is printed on this card,
                                                date, and return promptly
-------------------------------                 in the enclosed envelope.

                                                ------------------------------

                                                ------------------------------
                                                Signature(s) of shareholder(s)

                                                Date:                    ,1997
                                                     --------------------